UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2023
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Credo Technology Group Holding Ltd
(Exact name of registrant as specified in its charter)
 _________________________

Cayman Islands	001-41249	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Maples Corporate Services, Limited, PO Box 309, Ugland House Grand Cayman, KY1-1104, Cayman Islands		N/A
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (408) 664-9329
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.00005 per share	CRDO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2023 Annual General Meeting of Credo Technology Group Holding Ltd (the “Company”) was held on October 17, 2023. At the 2023 Annual General Meeting, the Company’s shareholders voted on the following proposals, which are described in detail in the Company’s 2023 Proxy Statement as filed on August 21, 2023 (the “Proxy Statement”).

1.A proposal to elect the three (3) Class II director nominees to hold office until the earlier of the 2026 Annual General Meeting or their resignation or removal. Each of the three (3) Class II director nominees named in the Proxy Statement was elected as set forth below:

Nominee	For	Withheld	Broker Non-Votes
Pantas Sutardja	99,511,489	5,849,690	15,908,168
David Zinsner	101,179,616	4,181,563	15,908,168
Sylvia Acevedo	93,592,287	11,768,892	15,908,168

2.A proposal to select, on an advisory basis, the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
104,635,697	37,612	679,732	8,138	15,908,168

3.A proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for its fiscal year ending April 27, 2024. This proposal was approved as set forth below:

For	Against	Abstain
121,254,020	5,431	9,896

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credo Technology Group Holding Ltd

Date: October 18, 2023	By:	/s/ Daniel Fleming
Daniel Fleming
Chief Financial Officer